                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                               SMART ONLINE, INC.

                                    ARTICLE I

                                     OFFICES

        SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or at such other place as the Board of Directors shall determine from time to time.

        SECTION 2. PRINCIPAL OFFICE AND OTHER OFFICES. The principal office of the Corporation shall be located at such place as the Board of Directors may specify from time to time. The Corporation may have such other offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        SECTION 1. PLACE OF MEETING. Meetings of the stockholders of the Corporation shall be held at the such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal office of the Corporation required to be maintained pursuant to Article I, Section 2 hereof. The Board of Directors may, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may adopt for such meeting, permit stockholders and proxy holders not present at such meeting to: (i) participate in such meeting of stockholders; and (ii) be deemed present in person and vote at such meeting of stockholders, provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, the Corporation shall maintain a record of such vote or other action.

        SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held during the month of June of each year at such time and place as the Board of Directors shall determine, at which time the stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board of Directors may cause the annual meeting of stockholders to be held on such other date in any year as they shall determine to be in the best interest of the Corporation, and any business transacted at said meeting shall have the same validity as if transacted on the date designated herein.

        SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Amended and Restated Certificate of Incorporation, may be called by the Chairman of the Board, Chief Executive Officer or President. The President or Secretary shall call a special meeting when: (i) requested in writing by any two or more of the directors, or one director if only one director is then in office; or
(ii) requested in writing
by stockholders owning a majority of the shares entitled to vote. Such written request shall state the purpose or purposes of the proposed meeting.

        SECTION 4. NOTICE. Except as otherwise required by statute or the Certificate of Incorporation, written notice of each meeting of the stockholders, whether annual or special, shall be served, either personally, by mail or private carrier, or by facsimile, electronic mail or other electronic means, upon each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice shall be sent by facsimile, electronic mail or other electronic means only to stockholders who have agreed to receive notice by electronic means and who have not revoked such agreement. Notice of any meeting of stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall also state the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who, in person or by his authorized attorney, either before or after such meeting, shall waive such notice in writing. Attendance of a stockholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business. Notice of the time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting at which adjournment is taken, unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set.

        SECTION 5. PROXIES. A stockholder may attend, represent, and vote his shares at any meeting in person, or be represented and have his shares voted for by a proxy which such stockholder has duly executed in writing. No proxy shall be valid after three (3) years from the date of its execution unless a longer period is expressly provided in the proxy. Each proxy shall be revocable unless otherwise expressly provided in the proxy or unless otherwise made irrevocable by law.

        SECTION 6. QUORUM. The holders of a majority of the stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders and shall be required for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. When a quorum is present at the original meeting, any business which might have been transacted at the original meeting may be transacted at an adjourned meeting, even when a quorum is not present at the adjourned meeting. The stockholders at a meeting at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set, until the required amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

        SECTION 7. VOTING OF SHARES. Each outstanding share of voting capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the Amended and Restated Certificate of Incorporation. The vote by the holders of a majority of the shares voted on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law, by the Amended and Restated Certificate of

Incorporation, or by these Bylaws; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Voting on all matters except the election of directors shall be by voice vote or show of hands unless the holders of ten percent (10%) of the shares represented at the meeting shall, prior to voting on any matter, demand a written ballot on that particular matter. All elections of directors shall be by written ballot, unless otherwise provided in the Amended and Restated Certificate of Incorporation. Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary or otherwise, shall not be voted and shall not be counted in determining the number of shares entitled to vote; except that shares held in a fiduciary capacity may be voted and shall be counted except to the extent provided by law.

        SECTION 8.    ACTION WITHOUT MEETING.

                (a) Any action required or permitted to be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no consent shall be effective to take the corporate action referred to in such consent unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required in these Bylaws, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                (c) A telegram, electronic mail or other electronic transmission consenting to action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated, as required by
Section 228 of the General Corporation Law of Delaware and by these Bylaws, provided that any such telegram, electronic mail or other electronic transmission sets forth or is delivered with information from which the Corporation can determine: (i) that the telegram, electronic mail or other electronic transmission was transmitted by the stockholder, proxy holder or person authorized to act for the stockholder or proxy holder; and (ii) the date on which such stockholder, proxy holder or authorized person(s) transmitted such telegram, electronic mail or other electronic transmission. The date on which such telegram, electronic mail or other electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Unless otherwise provided by resolution of the Board of Directors, no consent given by telegram, electronic mail or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by and or by certified or registered mail, return receipt requested.

                (d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by the stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

        SECTION 9. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete alphabetical list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        SECTION 10.   INSPECTORS OF ELECTION.

                (a) APPOINTMENT OF INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman.

                (b) DUTIES OF INSPECTORS. The inspectors of elections shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the results and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as possible.

                (c) VOTE OF INSPECTORS. If there are three (3) inspectors of election the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                (d) REPORT OF INSPECTORS. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                   ARTICLE III

                               BOARD OF DIRECTORS

        SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors, except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws.

        SECTION 2. NUMBER AND QUALIFICATIONS. The authorized number of directors shall be determined from time to time by resolution of the Board of Directors, provided that the number of directors shall be four (4) until otherwise fixed by the Board of Directors and provided further that any decrease in the number of directors shall not shorten an incumbent director's term of office. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

        SECTION 3.    ELECTION AND CLASSIFICATION OF DIRECTORS; TERM.

                (a) Except as otherwise specifically provided herein, the directors shall be elected for annual terms at the annual meeting of stockholders (or by written consent in lieu of such meeting) and such directors, as provided in Section 7 of Article II, shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting (or executing the written consent in lieu of such meeting) and entitled to vote in the election of directors.

                (b) At the first annual meeting following such time as the number of directors of the Corporation to serve is increased to at least six (6) (or such greater number as may be required under the General Corporation Law of the State of Delaware), and for so long as the number to serve remains at least six (6), the Board of Directors shall be classified with respect to the time for which they shall respectively hold office into three classes designated Class I, Class II and Class III, as nearly equal in number as possible. The Board of Directors shall make the initial determination as to which of its members shall be classified as Class I, Class II or Class III directors. Each director shall then serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided however that the directors first elected to Class I shall serve for a term ending on the annual meeting next following the end of the fiscal year in which the directors first become classified, the directors first elected to Class II shall serve for a term ending on the next succeeding annual meeting, and the directors first elected to Class III shall serve for a term ending on the second succeeding annual meeting. Notwithstanding the foregoing, each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies.

                (c) At each annual election after such time as the directors have been classified as provided above, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening change in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes. Notwithstanding the rule that the three classes shall be as nearly equal in number as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue to serve as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. Newly created directorship shall, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to that of the available class whose term of office is due to expire at the earliest date following such allocation.

        SECTION 4. REMOVAL. At a special meeting of the stockholders called for the purpose and in the manner provided in these Bylaws, subject to any limitations imposed by law or the Amended and Restated Certificate of Incorporation, the Board of Directors, or any individual director, may be removed from office, but only for cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

        SECTION 5. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of such notice or at such later time as shall be specified in such notice. The acceptance of such resignation shall not be necessary to make it effective.

        SECTION 6. VACANCIES. Any vacancy in the Corporation's Board of Directors, including, without limitation, any vacancy created by an increase in the authorized number of directors or resulting from the stockholders' failure to elect the full authorized number of directors, may be filled by the vote of a majority of the remaining directors then in office, though less than a quorum. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. The stockholders may elect a director at any time to fill a vacancy not filled by the directors.

        SECTION 7. COMPENSATION. The Board of Directors may cause the Corporation to compensate directors for their services as directors and may provide for payment by the Corporation of all expenses incurred by directors in attending regular and special meetings of the Board.

                                   ARTICLE IV

                              MEETINGS OF DIRECTORS

        SECTION 1. ANNUAL AND REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, for the holding of additional regular meetings.

        SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two or more directors, or one director if only one director is then in office. Such meetings may be held at the time and place designated in the notice of the meeting.

        SECTION 3.    NOTICE OF MEETINGS.

                (a) Regular meetings of the Board of Directors may be held without notice. Written notice of the time and place of all special meetings of the Board of Directors shall be given no later than 5:00 p.m. in the time zone of the principal office of the Corporation on a date after which at least two business days intervene before the date of the meeting; such notice need not specify the purpose for which the meeting is called. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance at such meeting, except when the director attends the meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called of convened. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

                (b) The transaction of all business at any meeting of the Board of Directors, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice or consent unless so required by the Certificate of Incorporation or these Bylaws. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

        SECTION 4. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present at any meeting may adjourn from time to time until a quorum is constituted. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

        SECTION 5. MANNER OF ACTING. Except as otherwise provided by law, these Bylaws or the Amended and Restated Certificate of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        SECTION 6. ACTION WITHOUT MEETING. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors consent in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

        SECTION 7. TELEPHONIC MEETINGS. Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                    ARTICLE V

                             COMMITTEES OF THE BOARD

        SECTION 1. CREATION. The Board of Directors may designate one (1) or more directors to constitute a Executive Committee or other committees, each of which, to the extent authorized by law and provided in the resolution shall have and may exercise all of the authority delegated to the Executive Committee or other committee by the Board of Directors in the management of the Corporation, except as set forth in Section 7, below.

        SECTION 2. VACANCY. Any permanent vacancy occurring on a committee shall be filled by the Board of Directors.

        SECTION 3. REMOVAL. Any member of a committee may be removed at any time, with or without cause, by the Board of Directors.

        SECTION 4. PROCEDURES AND MINUTES. Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure, which may not be inconsistent with these Bylaws. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

        SECTION 5. MEETINGS; QUORUM. Regular meetings of any such committee may be held without notice at such time and place as such committee may fix by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one (1) days' notice stating the place and time of such meeting, which notice may be written or oral, and if mailed, shall be deemed delivered when deposited in the United States mail addressed to any member of the committee at his business address. Any member of the committee may waive notice of meeting and no notice of meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members pursuant to a meeting at which a quorum is present. In the absence or disqualification of a member of the committee, the member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

        SECTION 6. RESPONSIBILITY OF DIRECTORS. The designation of a Executive Committee or other committee and the delegation thereto of authority shall not alone operate to relieve the Board of Directors or any member thereof, of any responsibility or liability imposed upon it or him by law.

        SECTION 7. RESTRICTIONS ON COMMITTEES. Neither the Executive Committee nor any other committee shall have the authority to: (a) approve or adopt or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval; (b) adopt, amend or repeal Bylaws; (c) amend the Amended and Restated Certificate of Incorporation; (d) authorize distributions; (e) fill vacancies on the Board of Directors or on any of its committees, except as provided in
Section 5, above; (f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors; (i) fix compensation of the directors for serving on the Board or on any committee; or (j) amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

                                   ARTICLE VI

                                    OFFICERS

        SECTION 1. OFFICERS. The Board of Directors shall elect a President and a Secretary or Assistant Secretary, and may elect or appoint a chief executive officer, one or more vice presidents, one or more assistant secretaries, a treasurer or chief financial officer, and other or additional officers as in its opinion are desirable for conduct of the business of the Corporation. The Board of Directors may elect from its own membership a Chairman of the Board. The Board of Directors may by resolution empower any officer or officers of the Corporation to appoint from time to time such vice presidents and other or additional officers as in the opinion of the officer(s) so empowered by the Board are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

        SECTION 2. ELECTION AND TERM. Each officer of the Corporation shall hold office for the term for which he is elected or appointed, and until his successor has been duly elected or appointed and has qualified, or until his death, resignation or removal pursuant to these Bylaws. Elections by the Board of Directors may be held at any regular or special meeting of the Board.

        SECTION 3. REMOVAL. Any officer elected by the Board may be removed, either with or without cause, by a vote of the Board of Directors. Any officer appointed by another officer or officers may be removed, either with or without cause, by either a vote of the Board of Directors or by the officer or officers given the power to appoint that officer. The removal of any person from office shall be without prejudice to the contract rights, if any, of the person so removed.

        SECTION 4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect upon receipt of the notice.

        SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular appointment or elections to such offices.

        SECTION 6. COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors, except that the Board may delegate to any officer who has been given the power to appoint subordinate officers, the authority to fix the salaries of such appointed officers. No officer shall be prevented from receiving a salary as an officer by reason of the fact that the officer is also a member of the Board of Directors.

        SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if elected, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

        SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if elected, shall be the principal executive officer of the Corporation and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board. The Chief Executive Officer shall be subject to the control and direction of the Board of Directors, and shall supervise and control the management of the Corporation.

        SECTION 9. PRESIDENT. If no Chief Executive Officer is elected, the President shall be the principal executive officer of the Corporation, and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board and the Chief Executive Officer. The President shall be subject to the control and direction of the Board of Directors, and in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer from time to time.

        SECTION 10. VICE PRESIDENTS. In the absence or disability of the President or in the event of his death, inability or refusal to act, the Vice Presidents, in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Vice President shall perform such other duties and have such other powers as the Board of Directors shall prescribe. Vice Presidents shall not be executive officers of the Corporation except as designated by the Board of Directors.

        SECTION 11. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings of such meetings in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

        SECTION 12. CHIEF FINANCIAL OFFICER OR TREASURER AND ASSISTANT TREASURER. The Chief Financial Officer or Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The

Chief Financial Officer or Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Corporation shall mail the annual financial statements, or a written notice of their availability, to each stockholder within one hundred twenty (120) days of the close of each fiscal year. The Chief Financial Officer or Treasurer shall perform other duties commonly incident to this office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence or disability of the Chief Financial Officer or Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to this office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

        SECTION 13. CONTROLLER AND ASSISTANT CONTROLLER. The Controller, if one has been appointed, shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors and the Assistant Controllers shall exercise the powers of the Controller during that officer's absence or inability to act.

        SECTION 14. DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being provided a majority of the entire Board of Directors concurs in such delegation.

        SECTION 15. BONDS. The Board of Directors may, by resolution, require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient securities, conditioned on faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VII

                       CAPITAL STOCK AND TRANSFER OF SAME

        1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every stockholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President or a person who has been designated as the chief executive officer of the Corporation and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

        2. TRANSFER OF SHARES. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

        3. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

        4.      CLOSING TRANSFER BOOKS AND FIXING RECORD DATE.

                (a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Such determination of stockholders of record shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                (b) For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, such record date, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is filed with the Secretary of the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware Corporation Law, such record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                (c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        5. LOST CERTIFICATES. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

        6. HOLDER OF RECORD. The Corporation may treat as absolute owner of the shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity, and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate; except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of the Corporation's shares.

        7. TREASURY SHARES. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the Corporation. Treasury shares shall not carry voting or dividend rights, except rights in share dividends.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        SECTION 1. DISTRIBUTIONS TO STOCKHOLDERS. The Board of Directors may from time to time authorize, and the Corporation may make, distributions to its stockholders (including, without limitation, dividends and distributions involving acquisition of the Corporation's shares) in the manner and upon the terms and conditions provided by law, and subject to the provisions of its Certificate of Incorporation.

        SECTION 2. SEAL. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.

        SECTION 3. DEPOSITORIES AND CHECKS. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

        SECTION 4. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or defined to specific instances.

        SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors.

        SECTION 6. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

                                   ARTICLE IX

                                   AMENDMENTS

        The Bylaws of the Corporation may be altered or amended and new Bylaws may be adopted by the stockholders or, if authorized by the Certificate of Incorporation, by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the stockholders, notice of the general nature of the proposed change in the

Bylaws shall have been given in the notice of a meeting. Action by the stockholders with respect to Bylaws shall be taken by an affirmative vote of a majority of the shares entitled to elect directors, and action by the directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

                                    ARTICLE X

           INDEMNIFICATION AND REIMBURSEMENT OF DIRECTORS AND OFFICERS

        1. INDEMNIFICATION FOR EXPENSES AND LIABILITIES. Any person who at any time serves or has served (i) as a director, officer, employee or agent of the Corporation, (ii) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (iii) at the request of the Corporation as a trustee or administrator under an employee benefit plan, or is called as a witness at a time when he or she has not been made a named defendant or respondent to any Proceeding, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the Corporation itself) arising out of his or her status as such or activities in any of the foregoing capacities. The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her. Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision. The rights granted herein shall not be limited by the provisions contained in
Section 145 of the Delaware Corporation Law or any successor to such statute. The rights granted herein shall not be exclusive of any other rights which an indemnified person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

        2. ADVANCE PAYMENT OF EXPENSES. The Corporation shall (upon receipt of an undertaking by or on behalf of the director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

        3. INSURANCE. The Corporation shall have the power to purchase and maintain insurance (on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

        4. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other entity shall be reduced by any amount such person may collect as indemnification from such other entity.

        5. DEFINITIONS. The following terms as used in this Article shall have the following meanings. "Proceeding" means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. "Expenses" means expenses of every kind, including counsel fees. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. "Director," "officer," "employee" and "agent" include the estate or personal representative of a director, officer, employee or agent. "Corporation" shall include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.




                                               /s/ Ronna Loprete
                                               ------------------------
                                               Secretary


September 14, 2004